Exhibit 1.1

EXECUTION VERSION

LIFE STORAGE, INC.

COMMON STOCK

UNDERWRITING AGREEMENT

September 13, 2021

CITIGROUP GLOBAL MARKETS INC.

WELLS FARGO SECURITIES, LLC

Underwriting Agreement

September 13, 2021

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

WELLS FARGO SECURITIES, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Ladies and Gentlemen:

Introductory. Life Storage, Inc., a Maryland corporation (the “Company”), together with Life Storage LP, a Delaware limited partnership (the “Operating Partnership”), and Life Storage Holdings, Inc., a Delaware corporation, the general partner of the Operating Partnership and wholly-owned subsidiary of the Company (together with the Company and the Operating Partnership, the “Transaction Entities”) proposes to issue and sell to the Underwriters named in Schedule A (the “Underwriters”) an aggregate of 2,500,000 shares (the “Firm Shares”) of its Common Stock, par value $0.01 per share (the “Common Stock”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 375,000 shares (the “Optional Shares”) of Common Stock, as provided in Section 2. The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Shares”. Citigroup Global Markets Inc. and Wells Fargo Securities, LLC have agreed to act as the representative of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Shares.

Each of the Transaction Entities jointly and severally hereby confirms its agreements with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Transaction Entities

A. Each of the Transaction Entities hereby represents and warrants to, and covenants with, each Underwriter as follows:

(a) The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-257031), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder

(collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof and is used prior to filing of the final prospectus is called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus relating to the Shares that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”). Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed with the Commission after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b) Compliance with Registration Requirements. The Shares have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement became effective upon filing with the Commission under Rule 462(e) under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and the rules thereunder. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness and at the date hereof, complied and will comply in all material respects with the Securities Act, and the conditions for the use of Form S-3 as set forth in the General Instructions thereto, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b), at the Closing Date (as defined herein) and at any Subsequent Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus (including any wrapper thereto), or amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Representatives consists of the Underwriter Content (as defined herein). There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it became effective or when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Securities Act or Exchange Act, as applicable. Any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will, when they are filed, conform in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. There is no contract or other document required to be described in the Prospectus Supplement or the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

(c) Disclosure Package. The term “Disclosure Package” shall mean (i) each preliminary prospectus, if any, as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the information set forth in Schedule C hereto. As of 7:00 p.m. (Eastern Time) on September 13, 2021 (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriter Content.

(d) Company is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Execution Time of this Agreement, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form, and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form. The Company meets the requirements for use of its registration statement on Form S-3 (File No. 333-257031) under the Securities Act for the offer and sale of the Shares as contemplated by this Agreement.

(e) Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Shares that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act), and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Shares under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any prospectus or prospectus supplement that is or becomes part of the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Content.

(g) Accuracy of Statements in Prospectus. The statements in the Disclosure Package and the Prospectus under the headings “Federal Income Tax Considerations,” “Description of Capital Stock,” “Description of Debt Securities,” “Description of Units,” “Description of Warrants,” “Restrictions On Transfer/Ownership Limits,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Plan of Distribution,” and “Underwriting,” insofar as such statements summarize legal matters, summaries of agreements or documents, or summaries of legal matters or proceedings, accurately and fairly present and summarize the matters referred to therein, provided, however, that the foregoing sentence shall not apply to the Underwriter Content, as defined in Section 8(b).

(h) Description of Securities. The Common Stock, the authorized but unissued Preferred Stock, and the Company’s charter and bylaws conform in all material respects to all of the respective statements relating thereto contained in the Registration Statement and the Disclosure Package and such statements conform to the rights set forth in the respective instruments and agreements defining the same.

(i) REIT Status. The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”) for each taxable year commencing with its taxable year ending December 31, 1995, and its current and proposed organization and method of operation (as described in the Prospectus, as supplemented in the preliminary prospectus and the management representation letter, to be delivered by the Company to Phillips Lytle LLP on September 16, 2021) will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code for its taxable year ending December 31, 2021 and thereafter.

(j) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the last Subsequent Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives or included in Schedule B hereto or the Registration Statement.

(k) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.

(l) Authorization of the Shares. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company to the Underwriters against payment therefor pursuant to this Agreement on the Closing Date or any Subsequent Closing Date, will be validly issued, fully paid and nonassessable.

(m) No Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

(n) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement or otherwise registered by the Company under the Securities Act, except for such rights as have been duly waived.

(o) No Material Adverse Change in Business. Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no dividends or distributions of any kind declared, paid or made by the Company except for regular quarterly dividends on the Common Stock or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(p) Independent Accountants. Ernst & Young LLP, who have expressed their opinions with respect to the Company’s financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules and internal control over financial reporting filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, are, to the Company’s knowledge, independent public accountants with respect to the Company as required by the Securities Act, the Exchange Act, the applicable published rules and regulations thereunder and the Public Company Accounting Oversight Board (“PCAOB”).

(q) Preparation of the Financial Statements. The financial statements of the Company and its subsidiaries filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries, as the case may be, as of and at the dates indicated and the results of their respective operations, comprehensive income and cash flows for the periods specified. The supporting schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein. Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The pro forma consolidated financial statements of the Company and its subsidiaries included in the Registration Statement or incorporated by reference in the preliminary prospectus, the Prospectus and the Registration Statement present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the basis described therein, and the assumptions used in the preparation thereof are reasonable and any pro forma adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein and any such pro forma adjustments have been properly applied to the historical amounts in the computation or compilation of such pro forma financial statements. All of the disclosures contained in or incorporated by reference into the preliminary prospectus and the Prospectus and the Registration Statement regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. No other financial statements (pro forma or otherwise) or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the preliminary prospectus or prospectus.

(r) The interactive data in the eXtensible Business Reporting Language incorporated by reference to the Registration Statement fairly presents the information called for in all material respects and has in all material respects been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(s) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its organization, has the corporate, limited liability company or limited partnership power, as the case may be, to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect, on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”). All of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. Except as otherwise set forth in the Registration Statement and the Prospectus, all outstanding shares of capital stock, partnership interests or membership units of the Company’s subsidiaries that are owned by the Company either directly or through wholly-owned subsidiaries are owned free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except for such interests, claims, liens or encumbrances granted in respect of indebtedness of the Company or any of its subsidiaries and referred to in the Registration Statement and the Prospectus.

(t) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth or incorporated into the Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options described in the Disclosure Package and the Prospectus, as the case may be). The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock (i) have been duly authorized and validly issued, are fully paid and nonassessable and (ii) have been issued in compliance with federal and state securities laws other than any non-compliance described in the Disclosure Package and the Prospectus. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights and all such plans have been approved or adopted in accordance with applicable law, rule or regulations, including without limitation, the rules of the New York Stock Exchange (“NYSE”). The Company has notified the NYSE of its intention to apply to list the Shares on the NYSE and has taken, or prior to the Closing Time, will take, all other reasonable and necessary action to effect the listing of the Shares on the NYSE upon the closing of the transactions contemplated hereby.

(u) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its charter, by-laws or organizational documents, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or such subsidiary is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the charter, by-laws or organizational documents of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency (including the Financial Industry Regulatory Authority, Inc. (“FINRA”))) is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from FINRA. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(v) No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or

(iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary, or any officer or director of, or property owned or leased by, the Company or any of its subsidiaries and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(w) Labor Matters. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(x) Intellectual Property Rights. The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus, (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company; (b) there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any material Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(y) All Necessary Licenses and Permits, etc. Except as otherwise disclosed in the Disclosure Package and the Prospectus, or as would not have a Material Adverse Effect, the Company and each subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

(z) Title to Properties. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(q) above (or elsewhere in the Disclosure Package and the Prospectus), in each case, except as otherwise disclosed in the Disclosure Package and the Prospectus, free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(aa) Tax Law Compliance. The Company and each of its subsidiaries has filed all necessary federal, state, local and foreign tax returns in a timely manner, and has paid (i) all taxes required to be paid by any of them and (ii) any related or similar assessment, fine or penalty levied against any of them, in all cases in a timely manner, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings and with respect to which all appropriate provisions have been made in accordance with GAAP in the applicable financial statements referred to in Section 1(q) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined. The Operating Partnership is properly classified as a partnership or disregarded entity, and not as a corporation or as a publicly traded partnership taxable as a corporation, for federal income tax purposes throughout the period from its formation through the date hereof. Each of the subsidiaries of the Operating Partnership that is a partnership or a limited liability company (other than an entity for which a taxable REIT subsidiary election has been made) is properly classified either as a disregarded entity or as a partnership, and not as a corporation or as a publicly traded partnership taxable as a corporation, for federal income tax purposes.

(bb) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Shares and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the preliminary prospectus and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(cc) Insurance. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.

(dd) No Restrictions. (a) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, making any other distribution on such subsidiary’s capital stock, or repaying to the Company any loans or advances to such subsidiary from the Company, pursuant to or under (i) any mortgage loan agreement so long as neither the Company nor the subsidiary is in default under the applicable mortgage loan agreement, and, as of the date hereof, none of the Company or any of its subsidiaries is in default under any such mortgage loan agreement, or (ii) any third party joint venture agreement, operating agreement or partnership agreement (each, a “JV Agreement”), so long as such dividends, distributions and repayments are made in accordance with the terms of the applicable JV Agreement; and (b) no subsidiary of the Company is currently prohibited, directly or indirectly, from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company under the Company’s and the subsidiaries’ existing mortgage loan agreements and JV Agreements, subject to customary approval rights and customary prohibitions under the applicable mortgage loan agreements and JV Agreements and except as described in or contemplated by the Registration Statement and the Disclosure Package or to the extent such limitation would not impair the Company’s ability to maintain its status as a real estate investment trust under the Code.

(ee) Actively Traded Security. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(ff) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(gg) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the preliminary prospectus or the Prospectus that have not been described as required.

(hh) Internal Controls and Procedures. The Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, as amended, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii) No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus, or in any document incorporated by reference therein,

since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(jj) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(kk) Earnings Statement. The Company agrees with each of the Underwriters to make generally available to its stockholders as soon as practicable, but in any event not later than 16 months after the date hereof, an earnings statement covering a period of at least 12 months beginning after the date hereof and otherwise satisfying Section 11(a) of the Securities Act.

(ll) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries or any other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in (i) a violation by such persons of the FCPA; (ii) making or taking of an act in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift or benefit, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign or domestic political party or government (including any government-owned or controlled entity) or official or employee thereof or any candidate for foreign political office; (iii) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; or (iv) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries and their controlled affiliates have conducted their businesses in compliance with the FCPA and have instituted, maintain and enforce policies and procedures designed to promote and ensure, and which are reasonably expected to continue to ensure, continued compliance with anti-bribery and anti-corruption laws. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(mm) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or any of its subsidiaries, threatened.

(nn) OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries (i) is currently subject to any sanctions administered or imposed by the United States (including any actions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”)); and (ii) will not directly or indirectly use any of the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity in any manner that will result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce) (collectively, “Sanctions”), or would reasonably be expected to result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise). None of the Transaction Entitles nor, to the knowledge of the Transaction Entities, any director, officer, agent, employee or controlled affiliate, or other person acting on behalf of the Transaction Entities, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (A) the subject of any Sanctions; or (B) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Syria, and the Crimea region). For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country.

(oo) Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) except as would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) except as would not, individually or in the aggregate, have a Material Adverse Effect; there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, (iii) except as would not, individually or in the aggregate, have a Material Adverse Effect, to the best of the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iv) neither the Company nor any of its subsidiaries is subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $500,000 or more.

(pp) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(qq) ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Effect. None of the following events has occurred or, to the Company’s knowledge, is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Company may have any liability.

(rr) No Other Contracts. Other than this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(ss) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Disclosure Package and the Prospectus.

(tt) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(uu) Subsidiaries. The Operating Partnership and Life Storage Holdings, Inc. (collectively, the “Subsidiaries”) are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(vv) Lending Relationship. Except as disclosed in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with any Underwriter, and the Company does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(ww) Statistical and Market Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(xx) Issuance of Unregistered Securities. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company has not issued any capital stock other than pursuant to an effective registration statement under the Securities Act or in reliance upon a valid exemption from registration thereunder.

(yy) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE and any other exchange on which Company securities are traded, (iv) the per share exercise price of each Stock Option was equal to the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinate the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(zz) New York Stock Exchange Compliance. The Company is in compliance with the rules and regulations of the NYSE, including, without limitation, the requirements for continued listing of the Common Stock on the NYSE, and there are no actions, suits or proceedings pending, threatened or, to the Company’s knowledge, contemplated, and the Company has not received any notice from the NYSE, regarding the revocation of such or otherwise regarding the delisting of shares of Common Stock from the NYSE. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(aaa) Cybersecurity. (i)(x) Except as disclosed in the Registration Statement and the Prospectus, there has been no security breach or other compromise of or relating to any of the Transaction Entities’ or their subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Transaction Entities and their subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except with respect to this clause (i), for any such security breach or other compromise, as would not, individually or in the aggregate, have a Material Adverse Effect; and (ii) the Transaction Entities and their subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except with respect to this clause (ii), where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) the Transaction Entities and their subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(bbb) Miscellaneous Matters. The Company has presently outstanding unsecured non-convertible debt with a term of issue of at least four years, which is rated by a nationally recognized statistical rating organization in one of its four highest generic rating categories. The Company has filed with the Commission all material required to be filed pursuant to Sections 13, 14 or 15(d) of the Exchange Act since January 1, 2020.

B. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives or to counsel for each Underwriter shall be deemed to be a representation and warranty by each of the Transaction Entities to each Underwriter as to the matters covered thereby.

SECTION 2. Purchase, Sale and Delivery of the Shares.

(a) The Firm Shares. The Company agrees to issue and sell to the several Underwriters the Firm Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $121.40 per share.

(b) The Closing Date. Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Hogan Lovells US LLP, 555 13th Street, NW, Washington, D.C. 20004 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on September 16, 2021, or such other time and date not later than 1:30 p.m. New York time, on September 16,, 2021, as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).

(c) The Optional Shares; the Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 375,000 Optional Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder may be exercised at any time and from time to time upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term “Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and the Optional Shares). Each time and date of delivery, if subsequent to the Closing Date, is called a “Subsequent Closing Date” and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares.

(d) Public Offering of the Shares. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e) Payment for the Shares. Payment for the Shares shall be made at the Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Each of the Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f) Delivery of the Shares. Delivery of the Firm Shares and the Optional Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(g) Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m. New York time on the second business day following the date the Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.

SECTION 3. Covenants of the Transaction Entities.

A. Covenants of the Transaction Entities. Each of the Transaction Entities, jointly and severally covenants and agrees with each Underwriter as follows:

(a) Representative’s Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (v) of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, (vi) of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes, and (vii) of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company shall use its best efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use and to prevent the suspension of any qualification of the Shares for offering or sale or the loss or suspension of any exemption from any such qualification. If the Commission shall enter any such stop order or issue any such notice at any time, or such suspension or loss occurs, the Company will use its best efforts to obtain the lifting or reversal of such order, notice or suspension at the earliest possible moment, or, subject to Section 3(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the reasonable opinion of the Representatives or their respective counsel, it is otherwise necessary or advisable to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 3(a) and 3(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Shares that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule B hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Delivery of Registration Statement and Prospectus. The Company will furnish to the Representatives and counsel for each Underwriter (at the expense of the Company) copies of the Disclosure Package, as well as the signed Registration Statement (and exhibits thereto), the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, that are filed with the

Commission during any period in which a Prospectus relating to the Firm Shares or Optional Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as each Underwriter may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Representatives and counsel for each Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g) Blue Sky Compliance. The Company will use its best efforts, in cooperation with the Representatives and counsel for the Underwriters, to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Shares in any jurisdiction where it is not now so subject. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(h) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(i) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(j) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending December 31, 2020 that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(k) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act within the time period required by the Exchange Act.

(l) Listing. The Company will cause to be listed, subject to notice of issuance, the Shares on the NYSE on or prior to the Closing Date.

(m) Agreement Not to Offer or Sell Additional Shares. During the period commencing on the date hereof and ending on the 45th day following the date of the Prospectus, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Shares); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 45-day period without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives) and provided, further, that nothing in this subsection (m) shall prohibit the Company from (i) issuing up to 24,750 shares of Common Stock upon exercise of outstanding stock options under the Company’s stock option plans, (ii) issuing shares of Common Stock upon reinvestment of dividends under the Company’s Dividend Reinvestment and Stock Purchase Plan (the “DRSPP”), or (iii) issuing partnership units of the Operating Partnership in connection with acquisitions of real property or real property companies, provided that the number of partnership units issued does not exceed 5% of the outstanding shares of Common Stock.

(n) Compliance with Sarbanes-Oxley Act. The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(o) Future Reports to Stockholders. To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

(p) Future Reports to the Representatives. During the period of five years hereafter the Company will furnish to the Representatives (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

(q) Investment Limitation. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(r) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(s) Existing Lock-Up Agreement. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

(t) REIT Treatment. The Company will use its best efforts to enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code for 2021 and any subsequent tax years that include any portion of the term of this Agreement.

SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, FINRA’s review and approval of the Underwriters’ participation in the offering and distribution of the Shares, (viii) the fees and expenses associated with listing of the Shares on the NYSE, (ix) all other expenses incurred in connection with presentations (electronic, audiovisual or otherwise) to prospective purchasers of the Shares, and (x) all other fees, costs and expenses of the Company in connection with the performance of its obligations hereunder. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein on the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Transaction Entities set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Shares, as of any Subsequent Closing Date as though then made, to the accuracy of the statements of the Transaction Entities made in any certificates pursuant to the provisions hereof, to the timely performance by the Transaction Entities of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from Ernst & Young LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.

(b) CFO Certificate. On the date hereof and on the Closing Date, the Transaction Entities shall cause the chief financial officer of the Company, on behalf of itself and the Operating Partnership, to deliver to the Underwriters a certificate substantially in the form attached as Exhibit C hereto.

(c) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective;

(ii) all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433;

(iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission;

(iv) the Company shall not have received any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change;

(ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement and the Prospectus; and

(iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(e) Opinion of Counsel for the Company. On the Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Phillips Lytle LLP, counsel for the Company, and Venable LLP, special Maryland counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A-1 and Exhibit A-2, respectively.

(f) Opinion of Counsel for the Underwriters. On the Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Hogan Lovells US LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Representatives, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) Officers’ Certificate. On the Closing Date and any Subsequent Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b) and (c)(iii) of this Section 5, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct on and as of the Closing Date with the same force and effect as though expressly made on and as of such Closing Date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(h) Bring-down Comfort Letter. On the Closing Date and any Subsequent Closing Date, the Representatives shall have received from Ernst & Young LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or Subsequent Closing Date, as the case may be.

(i) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit B-1 hereto from each of the individuals listed on Exhibit B-2 hereto, and such agreement shall be in full force and effect on the Closing Date and any Subsequent Closing Date.

(j) Listing of Shares. The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.

(k) No Suspension. Trading in the Shares shall not have been suspended on the NYSE.

(l) Additional Documents. On or before the Closing Date and any Subsequent Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date and, with respect to the Optional Shares, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 7, Section 10 or Section 11, or if the sale to the Underwriters of the Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof or (b) of any Underwriter to the Company.

SECTION 8. Indemnification.

(a) Indemnification of the Underwriters. The Transaction Entities, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any and all loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-IFWP Road Show”), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each

Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees, agents or such controlling person in connection with investigating, preparing, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under this section; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Underwriter Content (as defined in Section 8(b)). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Transaction Entities and the Company’s Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Transaction Entities, each of the Company’s directors, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Transaction Entities, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show are the statements set forth in the second sentence of the eleventh paragraph and the twelfth paragraph of the Prospectus under the caption “Underwriting” (collectively, the “Underwriter Content”). The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve such indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, Counsel to the indemnified parties shall be selected as follows: each Underwriter shall select counsel for itself, its affiliates, its selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its prior written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the Total Proceeds (as defined below) received by the Company from the sale of the Shares to the Underwriters, and the Total Notional Underwriting Discount (as defined below) received by the Underwriters bear to the Total Sale Price (as defined below) of the Shares. As used in this paragraph, “Total Proceeds” mean the total purchase price for the Shares (before discounts, commissions and other expenses) paid to the Company by the Underwriters pursuant to this Agreement; “Total Sale Price” means the greater of (a) the total sales price received by the Underwriters from the initial sale of the Shares to investors in the offering contemplated by this Agreement and (b) the Total Proceeds; and “Total Notional Underwriting Discount” means the amount obtained by subtracting (i) the Total Proceeds from (ii) the Total Sale Price.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing, defending against, settling, compromising or paying any such loss, claim, damage, liability, expense in connection with any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10. Default of One or More of the Several Underwriters. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date or a Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11. Termination of this Agreement. Prior to the Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) there has been, since the time of execution of this Agreement or since the date as of which information is given in the Registration Statement or Disclosure Package, any Material Adverse Change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any stock exchanges by the Commission or FINRA; (iii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iv) there shall have occurred any outbreak or escalation of national or international hostilities or declaration of a national emergency or war by the United States or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except, upon termination pursuant to clause (i) only, that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof or (b) any Underwriter to the Company.

SECTION 12. No Advisory or Fiduciary Responsibility. Each of the Transaction Entities acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Transaction Entities, on the one hand, and the several Underwriters, on the other hand, and the Transaction Entities are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Transaction Entities or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Transaction Entities with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Transaction Entities on other matters) and no Underwriter has any obligation to the Transaction Entities with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Transaction Entities and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Transaction Entities have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Transaction Entities.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Transaction Entities and the several Underwriters, or any of them, with respect to the subject matter hereof. The Transaction Entities hereby waive and release, to the fullest extent permitted by law, any claims that the Transaction Entities may have against the several

Underwriters with respect to any breach or alleged breach of agency or fiduciary duty in connection with the transactions contemplated by this Agreement.

SECTION 13. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Transaction Entities, of the Company’s officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Transaction Entities, the officers or employees of the Company, or any person controlling the Transaction Entities, as the case may be or (B) acceptance of the Shares and payment for them hereunder and (ii) will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

SECTION 15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Fax: (646) 291-1469

Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Attention: Equity Syndicate Department

Fax: (212) 214-5918)

with a copy to:

Hogan Lovells US LLP

555 Thirteenth Street N.W.

Washington, D.C. 20004

Facsimile: (202) 637-5684

Attention: Michael McTiernan

If to the Company:

Life Storage, Inc.

6467 Main Street

Williamsville, New York 14221

Facsimile: (716) 633-3397

Attention: Andrew J. Gregoire, Chief Financial Officer

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 16. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of (i) the Transaction Entities, the Company’s directors, any person who controls the Transaction Entities within the meaning of the Securities Act or the Exchange Act and any officer of the Company who signs the Registration Statement, (ii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

SECTION 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 18. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the federal and state courts located in New York County, New York, including the United States District Court for the Southern District of New York, in connection with any claim brought with respect to this Agreement or related matter and waives any right to claim such forum would be inappropriate, including concepts of forum non conveniens.

SECTION 19. Adjustments for Stock Splits. The parties acknowledge and agree that all stock related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Company’s Common Stock.

SECTION 20. Waiver of Jury Trial. EACH OF THE TRANSACTION ENTITIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 21. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to the conduct of the transactions contemplated hereunder by electronic means. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Transaction Entities, their affairs and their business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

SECTION 22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S.

Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this Section 22:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

LIFE STORAGE, INC.

By	/s/ Andrew J. Gregoire
Name: Andrew J. Gregoire
Title: Chief Financial Officer

LIFE STORAGE LP

By: Life Storage Holdings, Inc., its General Partner

By	/s/ Andrew J. Gregoire
Name: Andrew J. Gregoire
Title: Chief Financial Officer

LIFE STORAGE HOLDINGS, INC.

By	/s/ Andrew J. Gregoire
Name: Andrew J. Gregoire
Title: Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives, for themselves and as Representatives of the several Underwriters named in the attached Schedule A, as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jesse Taylor
Name: Jesse Taylor
Title: Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ Chris Flouhouse
Name: Chris Flouhouse
Title: Managing Director

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased
Citigroup Global Markets Inc.	1,250,000
Wells Fargo Securities, LLC	1,250,000
Total	2,500,000

SCHEDULE B

SCHEDULE OF FREE WRITING PROSPECTUSES

None

SCHEDULE C

PRICE RELATED INFORMATION

Public offering price: With respect to each investor, the price paid by such investor

Shares offered: 2,500,000 shares of common stock

Additional shares subject to Underwriters’ option: 375,000 shares of common stock